                                                                    EXHIBIT 24.2



                               POWER OF ATTORNEY



    We, the undersigned officers and directors of NEXTLINK Communications, Inc. (the "Company"), hereby severally and individually constitute and appoint Daniel
F. Akerson, Gary D. Begeman and Richard A. Montfort, Jr., and each of them, as the true and lawful attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to one or more Registration Statements on Form S-4 relating to the registration of the Company's 10 1/2% Senior Notes due 2009 and 12 1/8% Senior Discount Notes due 2009 (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or either of them, may lawfully do or cause to be done by virtue hereof.



              SIGNATURE                                 TITLE                        DATE
              ---------                                 -----                        ----

        /s/ NATHANIEL A. DAVIS          President, Chief Operating Officer and  May 1, 2000
-------------------------------------    Director
          Nathaniel A. Davis

         /s/ MARK S. GUNNING            Senior Vice President and Chief         May 1, 2000
-------------------------------------   Financial
           Mark S. Gunning              Officer (Principal Financial Officer
                                        and
                                        Principal Accounting Officer)

          /s/ JOSEPH L. COLE            Director                                May 1, 2000
-------------------------------------
            Joseph L. Cole